EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-169441) of Puradyn Filter Technologies, Inc. of our report dated March 28, 2012 relating to the financial statements which appear in this Form 10-K.

/s/ Webb & Company, P.A.

Boynton Beach, Florida

April 4, 2012